Exhibit 5.1

[Form of Opinion of Kramer Levin Naftalis & Frankel LLP]

[______], 2013

A-Mark Precious Metals, Inc.
429 Santa Monica Blvd.
Suite 230
Santa Monica, CA 90401

Ladies and Gentlemen:
We have acted as counsel to A-Mark Precious Metals, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended (the “Act”), with respect to the distribution by spin-off of [____] shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), to shareholders of Spectrum Group International, Inc.
We have examined copies of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Registrant, the Amended and Restated Bylaws of the Registrant and resolutions of the Board of Directors of the Registrant authorizing the issuance of the Shares. We have also reviewed such other documents and made such other investigations as we have deemed appropriate.
Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when issued in the manner set forth in the Registration Statement, be legally issued, fully paid and non-assessable.
We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,
[__________]

KRAMER LEVIN NAFTALIS & FRANKEL LLP